Exhibit 99.1

Kandi Technologies Reports 2021 Financial Results

• 2021 revenue of $91.5 million, net income of $23 million

• Year-end cash and equivalents of $129 million

• Explosive growth in self-balancing scooter segment, up over 400%

JINHUA, CHINA, March 15, 2022 (GLOBE NEWSWIRE) --  Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the full year ended December 31, 2021.

Full Year 2021 Highlights

●	Total revenue was $91.5 million, compared to $76.9 million in 2020.

●	EV parts sales were $25.3million, compared to $40.6 million in 2020.

●	Off-road vehicles sales were $29.3 million, compared to $29.8 million in 2020.

●	EV product sales increased by 116% to $1.5 million, compared to $0.7 million in 2020.

●	Electric Scooters, Electric Self-Balancing Scooters and associated parts sales increased by 420.6% to $30.0 million, compared with $5.8 million in 2020.

●	Gross margin was 17.8%, compared to 17.5% in 2020.

●	Operating income was $1.34 million, compared to $0.8 million in 2020.

●	Net income was $22.9 million, or $0.30 income per fully diluted share, compared to a net loss of $10.4 million, or $0.19 loss per fully diluted share in 2020.

●	As of December 31, 2021, working capital was $278.4 million; cash, cash equivalents, restricted cash and certificate of deposit totaled $223.7 million.

Mr. Hu Xiaoming, Chairman and CEO of Kandi commented, “As a company, our primary focus initially was the design, development, manufacture, and sale of electric vehicle products and electric vehicle parts. Nevertheless, some Chinese pure electric vehicle manufacturers have attempted to capture market share at any cost, resulting in substantial losses in recent years. It has become increasingly obvious that the pure electric vehicle market in China has not yet reached a healthy development stage. We do not believe it is prudent to participate in such loss-making competition given our current financial resources. It has always been our belief that pure electric vehicles can only become widely popular once the battery swap model matures. With our advanced pure electric vehicle intelligent battery swapping equipment, pure electric vehicle manufacturing capacity and dozens of patented technologies for battery swap, we will continue to focus on improving car-hailing using EVs with battery swap capability. As soon as the electric vehicle market in China enters an orderly stage of development, we will consider re-entering the market.”

Hu continued, “We see huge demand building for electrified off-road vehicles. In 2022, we will apply EV technology to off-road vehicle products and launch a variety of pure electric utility terrain vehicles (“UTVs”), neighborhood EVs (“NEVs”), golf carts, and off-road crossover vehicles. We will make full use of our high-end technology, which is the culmination of years of development work in the EVs, to aggressively pursue the off-road vehicle market. Our goal is to become the  market leader in this field in China within three years.”

Regarding Company’s strategy, Hu commented, “The business transformation undertaken by the company in 2021 is already proving successful. Due to the strategic action, we took following the COVID-19 pandemic in 2020, our development has been reignited. We are concentrating our resources on markets with the best growth potential and a reasonable level of competition. Despite the challenges associated with this type of transformation, this is a step that Kandi must take to achieve sustainable growth.”

Hu concluded, “Looking forward, we are optimistic about the future of our company. Since we will be launching several pure electric off-road vehicles soon, we believe that our 100% electric off-road vehicle products that incorporate pure EV technology will be quite popular. Additionally, we look forward to the new opportunities brought about by China entering a healthy and orderly development stage for its pure electric vehicle market. In view of our outstanding technological innovation capabilities, solution integration capabilities and operational experience, we are in an excellent position to benefit from the development of the EV and electric off-road vehicle industries.”

Full Year 2021 Financial Results

Net Revenues and Gross Profit (in USD millions)

	2021	2020	Y-o-Y%
Net Revenues	$91.5	$76.9	18.9%
Gross Profit	$16.2	$13.5	20.5%
Gross Margin%	17.8%	17.5%	-

Net revenues of $91.5 million increased 18.9% from 2020. The increase was due mainly to explosive growth in the Electric Scooters, Electric Self-Balancing Scooters and associated parts segment. Since entering this market in 2020, Kandi has driven growth through sales to more customers, and high growth of customers’ end-product sales. Gross margin was stable at 17.8%, compared with 17.5% in 2020.

Operating Income/Loss (in USD millions)

	2021	2020	Y-o-Y%
Operating Expenses	$(14.9)	$(12.7)	17.1%
Income from Operations	$1.3	$0.8	77.1%
Operating Margin%	1.5%	1.0%	-

Total operating expenses were $14.9 million, compared with $12.7 million in 2020. The increase was due to higher R&D expense. Operating expenses were partially offset by the gain on disposal of long-lived assets recognized from the relocation of the Jinhua facility.

Net Income/Loss (in USD millions)

	2021	2020	Y-o-Y%
Net Income (Loss)	$22.9	$(10.4)	-320.0%
Net Income (Loss) per Share, Basic and Diluted	$0.30	$(0.19)	-

Net income was $22.9 million, comparing to a net loss of $10.4 million in 2020. The profitable result was attributable to the gain resulting from the relocation of the Jinhua headquarters.

Full Year 2021 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on Tuesday, March 15, 2022. Management will deliver prepared remarks to be followed by a question and answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay: https://themediaframe.com/mediaframe/webcast.html?webcastid=8oRuq5Ul

The live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”), formerly, Zhejiang Kandi Vehicles Co., Ltd. and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States, and its wholly-owned subsidiary, Kandi America Investment, LLC. Zhejiang Kandi Technologies has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Contacts:

Kandi Technologies Group, Inc.
Ms. Kewa Luo
+1 (212) 551-3610
IR@kandigroup.com

The Blueshirt Group
Mr. Gary Dvorchak, CFA
gary@blueshirtgroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$129,223,443	$142,078,190
Restricted cash	39,452,564	442,445
Certificate of deposit	55,041,832	-
Accounts receivable (net of allowance for doubtful accounts of $3,053,277 and $110,269 as of December 31, 2021 and December 31, 2020, respectively)	52,896,305	38,547,137
Inventories	33,171,973	19,697,383
Notes receivable	323,128	31,404,630
Other receivables	8,901,109	1,875,245
Prepayments and prepaid expense	17,657,326	13,708,149
Advances to suppliers	5,940,456	36,733,182
Amount due from the Affiliate Company	-	21,742,226
Amount due from related party	-	886,989
TOTAL CURRENT ASSETS	342,608,136	307,115,576

NON-CURRENT ASSETS
Property, plant and equipment, net	111,577,411	65,402,680
Intangible assets, net	13,249,079	3,232,753
Land use rights, net	3,250,336	3,257,760
Construction in progress	79,317	16,317,662
Deferred tax assets	2,219,297	8,964,946
Long-term investment	157,262	45,958
Investment in the Affiliate Company	-	28,892,638
Goodwill	36,027,425	29,712,383
Other long-term assets	10,992,009	32,307,484
TOTAL NON-CURRENT ASSETS	177,552,136	188,134,264

TOTAL ASSETS	$520,160,272	$495,249,840

CURRENT LIABILITIES
Accounts payable	$36,677,802	$34,257,935
Other payables and accrued expenses	9,676,973	7,218,395
Short-term loans	950,000	-
Notes payable	8,198,193	92,445
Income tax payable	1,620,827	1,313,754
Advance receipts	-	38,229,242
Amount due to related party	-	500,000
Other current liabilities	7,038,895	2,185,654
TOTAL CURRENT LIABILITIES	64,162,690	83,797,425

NON-CURRENT LIABILITIES
Long-term loans	2,210,589	-
Deferred tax liability	2,460,141	3,483,171
Contingent consideration liability	7,812,000	3,743,000
Other long-term liabilities	314,525	459,580
TOTAL NON-CURRENT LIABILITIES	12,797,255	7,685,751

TOTAL LIABILITIES	76,959,945	91,483,176

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 77,385,130 and 77,298,499 shares issued and 76,705,381 and 75,377,555 outstanding at December 31,2021 and December 31,2020, respectively	77,385	75,377
Less: Treasury stock (679,749 shares and 0 shares with average price of $3.52 at December 31,2021 and December 31,2020, respectively)	(2,392,203)	-
Additional paid-in capital	449,479,461	439,549,338
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at December 31,2021 and December 31,2020, respectively)	(4,216,102)	(27,079,900)
Accumulated other comprehensive income (loss)	251,786	(8,778,151)
TOTAL STOCKHOLDERS’ EQUITY	443,200,327	403,766,664

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$520,160,272	$495,249,840

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Years Ended
	December 31, 2021	December 31, 2020
REVENUES FROM UNRELATED PARTIES, NET	$91,484,792	$76,176,609
REVENUES FROM THE AFFILIATE COMPANY AND RELATED PARTIES, NET	1,592	743,904

REVENUES, NET	91,486,384	76,920,513

COST OF GOODS SOLD	(75,238,522)	(63,432,580)

GROSS PROFIT	16,247,862	13,487,933

OPERATING INCOME (EXPENSE):
Research and development	(38,971,986)	(7,246,312)
Selling and marketing	(4,736,000)	(6,619,355)
General and administrative	(19,605,468)	(13,042,103)
Gain on disposal of long-lived assets	48,401,797	14,174,233
TOTAL OPERATING EXPENSE	(14,911,657)	(12,733,537)

INCOME FROM OPERATIONS	1,336,205	754,396

OTHER INCOME (EXPENSE):
Interest income	4,208,751	2,190,678
Interest expense	(407,620)	(3,750,233)
Change in fair value of contingent consideration	2,834,000	(565,000)
Government grants	1,233,192	1,130,262
Gain from sale of equity in the Affiliate Company	17,788,351	-
Share of loss after tax of the Affiliate Company	(2,592,334)	(17,252,662)
Other income, net	4,809,743	2,051,226
TOTAL OTHER INCOME (EXPENSE), NET	27,874,083	(16,195,729)

INCOME (LOSS) BEFORE INCOME TAXES	29,210,288	(15,441,333)

INCOME TAX (EXPENSE) BENEFIT	(6,346,490)	5,047,169

NET INCOME (LOSS)	22,863,798	(10,394,164)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	9,029,937	13,945,430
COMPREHENSIVE INCOME	$31,893,735	$3,551,266

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	76,148,688	55,960,010

NET INCOME (LOSS) PER SHARE, BASIC AND DILUTED	$0.30	$(0.19)

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
BALANCE AS OF DECEMBER 31, 2019	52,839,441	$52,839	$(2,477,965)	$259,691,370	$(16,685,736)	$(22,723,581)	$217,856,927

Stock issuance and award	1,771,317	1,771	-	4,058,052	-	-	4,059,823
Cancellation of the Treasury Stock	(487,155)	(487)	2,477,965	(2,477,478)	-	-	-
Registered Direct Offering	18,253,952	18,254	-	151,904,993	-	-	151,923,247
Warrants issuance	-	-	-		-	-	-
Stock option exercise	3,000,000	3,000	-	29,157,000	-	-	29,160,000
Net loss	-	-	-	-	(10,394,164)	-	(10,394,164)
Foreign currency translation	-	-	-	-		13,945,430	13,945,430
Reduction in the Affiliate Company’s equity (net of tax effect of $491,400)	-	-	-	(2,784,599)	-	-	(2,784,599)

BALANCE AS OF DECEMBER 31, 2020	75,377,555	$75,377	$-	$439,549,338	$(27,079,900)	$(8,778,151)	$403,766,664

Stock issuance and award	2,007,575	2,008	-	7,178,928	-	-	7,180,936
Stock buyback			(2,392,203)		-	-	(2,392,203)
Commission in stock buyback				(20,457)			(20,457)
Net income	-	-	-	-	22,863,798	-	22,863,798
Foreign currency translation	-	-	-	-		9,029,937	9,029,937
Reversal of reduction in the Affiliate Company’s equity (net of tax effect of $491,400)	-	-	-	2,771,652	-	-	2,771,652

BALANCE AS OF DECEMBER 31, 2021	77,385,130	$77,385	$(2,392,203)	$449,479,461	$(4,216,102)	$251,786	$443,200,327

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Years Ended
	December 31, 2021	December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$22,863,798	$(10,394,164)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,038,976	8,222,984
Provision (reversal) of allowance for doubtful accounts	862,414	(152,809)
Deferred taxes	4,073,315	(5,349,722)
Share of loss after tax of the Affiliate Company	2,592,334	17,252,662
Gain from equity sale in the Affiliate Company	(17,788,351)	-
Gain on disposal of long-lived assets	(48,401,797)	(14,174,233)
Change in fair value of contingent consideration	(2,834,000)	565,000
Stock based compensation expense	1,484,576	902,666

Changes in operating assets and liabilities:
Accounts receivable	(2,542,692)	19,247,519
Inventories	(7,522,761)	9,246,455
Other receivables and other assets	(291,235)	2,008,612
Advances to supplier and prepayments and prepaid expenses	27,786,143	(36,330,634)
Amount due from the Affiliate Company	-	4,237,103
Due from related party	(500,000)	(339,118)

Increase (Decrease) In:
Accounts payable	2,176,638	(30,993,717)
Other payables and accrued liabilities	10,513,511	(173,806)
Notes payable	(2,423,514)	(13,912,842)
Income tax payable	154,334	(745,208)
Net cash provided by (used in) operating activities	$241,689	$(50,883,252)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(11,574,706)	(7,483,743)
Purchases of land use rights and other intangible assets	(2,356,626)	(3,281,115)
Acquisition of Jiangxi Huiyi	(7,117,310)	-
Payment for construction in progress	(5,210,642)	(7,419,644)
Proceeds from disposal of long-lived assets	23,306,007	52,579,492
Loan to third party	31,783,439	(26,097,991)
Certificate of deposit	(54,264,407)	-
Cash received from sales of equity in the Affiliate Company	47,752,678	42,897,929
Long-term investment	(108,529)	(43,478)
Net cash provided by investing activities	$22,209,904	$51,151,450

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	950,000	24,642,399
Repayments of short-term loans	-	(50,873,903)
Repayments of long-term loans	-	(28,799,501)
Proceeds from long-term loans	2,210,589	394,116
Proceeds from issuance of common stock and warrants	-	151,923,247
Purchase of treasury stock	(2,412,660)	-
Proceeds from exercises stock options, stock awards and other financing	-	29,160,000
Net cash provided by financing activities	$747,929	$126,446,358

NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$23,199,522	$126,714,556
Effect of exchange rate changes	$2,955,850	$(706,556)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	$142,520,635	$16,512,635

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$168,676,007	$142,520,635
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	129,223,443	142,078,190
-RESTRICTED CASH AT END OF PERIOD	39,452,564	442,445

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$2,074,668	1,046,127
Interest paid	$35,001	653,507

SUPPLEMENTAL NON-CASH DISCLOSURES:
Decrease in investment in the Affiliate Company due to change in its equity	-	3,099,193
Reversal of decrease in investment in the Affiliate Company due to change in its equity (net of tax effect of $491,400)	2,824,115	-
Purchase of construction in progress in accounts payable and other payable	-	7,945,414
Common stock issued from settlement of payables related to acquisitions	5,762,000	3,166,427